DOCUMENT 2

AMENDED AND RESTATED

BY-LAW NO. 3

A BY-LAW RELATING GENERALLY TO THE CONDUCT

OF THE BUSINESS AND AFFAIRS OF SHOPIFY INC.,

A CANADIAN FEDERAL CORPORATION

TABLE OF CONTENTS

SECTION 1 - INTERPRETATION		1
1.1	Definitions	1
1.2	Other Definitions	2
1.3	Conflict with Unanimous Shareholder Agreement	2

SECTION 2 - GENERAL BUSINESS		2
2.1	Corporate Seal	2
2.2	Financial Year	2
2.3	Execution of Instruments	2
2.4	Banking Arrangements	3

SECTION 3 - BORROWING AND SECURITY		3
3.1	Borrowing Power	3
3.2	Delegation	4

SECTION 4 - DIRECTORS		4
4.1	Duties of Directors	4
4.2	Number of Directors	4
4.3	Election and Term	4
4.4	Ceasing to Hold Office	4
4.5	Action by the Board	5
4.6	Remuneration and Expenses	5

SECTION 5 - MEETINGS OF DIRECTORS		5
5.1	Meeting by Telephone or Electronic Facilities	5
5.2	Place of Meetings	5
5.3	Calling of Meetings	5
5.4	Notice of Meeting	5
5.5	Waiver of Notice	6
5.6	First Meeting of New Board	6
5.7	Adjourned Meeting	6
5.8	Regular Meetings	6
5.9	Chairperson and Secretary	6
5.10	Quorum	6
5.11	Votes to Govern	7
5.12	Casting Vote	7
5.13	Resolution in Lieu of Meeting	7

SECTION 6 - COMMITTEES		7
6.1	Committees of the Board	7
6.2	Proceedings	7

SECTION 7 - OFFICERS		7
7.1	Appointment	7
7.2	Chair	8
7.3	Powers and Duties of Officers	8
7.4	Term of Office	8
7.5	Agents and Attorneys	8

SECTION 8 - PROTECTION OF DIRECTORS, OFFICERS AND OTHERS		8
8.1	Limitation of Liability	8
8.2	Indemnity	9
8.3	Insurance	9

(i)

SECTION 9 - SECURITIES		9
9.1	Options or Rights	9
9.2	Commissions	9
9.3	Securities Register	9
9.4	Registration of Transfers	10
9.5	Transfer Agents and Registrars	10
9.6	Non-recognition of Trusts	10
9.7	Security Certificates	10
9.8	Replacement of Security Certificates	11
9.9	Joint Holders	11
9.10	Deceased Holders	11

SECTION 10 - Payments		11
10.1	Payment of Dividends and Other Distributions	11
10.2	Non-Receipt of Payment	11
10.3	Unclaimed Dividends	12

SECTION 11 - MEETINGS OF SHAREHOLDERS		12
11.1	Annual Meetings	12
11.2	Special Meetings	12
11.3	Meeting Held by Electronic Means	12
11.4	Place of Meetings	13
11.5	Notice of Meetings	13
11.6	List of Shareholders Entitled to Notice	13
11.7	Record Date for Notice	13
11.8	Waiver of Notice	14
11.9	Meetings Without Notice	14
11.10	Chairperson, Secretary and Scrutineers	14
11.11	Persons Entitled to be Present	14
11.12	Quorum	14
11.13	Right to Vote	15
11.14	Proxyholders and Representatives	15
11.15	Time for Deposit of Proxies	15
11.16	Joint Shareholders	15
11.17	Votes to Govern	16
11.18	Casting Vote	16
11.19	Procedure	16
11.20	Show of Hands	16
11.21	Ballots	16
11.22	Adjournment	16
11.23	Resolution in Lieu of Meeting	17
11.24	Only One Shareholder	17

SECTION 12 - NOTICES		17
12.1	Method of Giving Notices	17
12.2	Notice to Joint Shareholders	17
12.3	Computation of Time	18
12.4	Undelivered Notices	18
12.5	Omissions and Errors	18
12.6	Persons Entitled by Death or Operation of Law	18
12.7	Waiver of Notice	18
12.8	Electronic Documents	18

SECTION 13 - EFFECTIVE DATE		19

(ii)

13.1	Effective Date	19
13.2	Paramountcy	19

(iii)

AMENDED AND RESTATED

BY-LAW NO. 3

A BY-LAW RELATING GENERALLY TO THE CONDUCT

OF THE BUSINESS AND AFFAIRS OF SHOPIFY INC., A CANADIAN FEDERAL CORPORATION

SECTION 1 - INTERPRETATION

1.1	Definitions

In the By-laws of the Corporation, unless the context otherwise requires:

(1) “Act” means the Canada Business Corporations Act, R.S.C. 1985, Chapter C-44, c. B.16, or any statute that may be substituted for it, as from time to time amended;

(2) “appoint” includes “elect” and vice versa;

(3) “Articles” means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of arrangement, articles of continuance, articles of dissolution, articles of reorganization and articles of revival of the Corporation and includes any amendments thereto;

(4) “Authorized Signatory” has the meaning specified in Section 2.3(1);

(5) “Board” means the board of directors of the Corporation, and “Director” means a member of the Board;

(6) “By-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(7) “Chair” means the chairperson of the Board;

(8) “cheque” includes a draft;

(9) “Corporation” means Shopify Inc.;

(10) “meeting of shareholders” means an annual meeting of shareholders or a special meeting of shareholders;

(11) “non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act, R.S.C., 1985, Chapter I-21, as from time to time amended;

(12) “recorded address” means:

(a)	in the case of a shareholder, such person’s address as recorded in the securities register;

(b)	in the case of joint shareholders, the address appearing in the securities register in respect of the joint holding or the first address so appearing if there is more than one;

(c)	in the case of an officer, auditor or member of a committee of the Board, such person’s latest address as recorded in the records of the Corporation; and

(d)	in the case of a Director, such person’s latest address as recorded in the records of the Corporation or, if applicable, the last notice filed under the Act, whichever is the most recent;

(13) “show of hands” means, in connection with a meeting, a show of hands by persons present and entitled to vote at the meeting, the functional equivalent of a show of hands by telephonic, electronic or other means of communication and any combination of such methods; and

(14) “Unanimous Shareholder Agreement” means an otherwise lawful written agreement among all of the shareholders of the Corporation or among all such shareholders and one or more persons who are not shareholders, or a written declaration of the beneficial owner of all of the issued shares of the Corporation, that restricts in whole or in part the powers of the Directors to manage or supervise the management of the business and affairs of the Corporation, as from time to time amended.

1.2	Other Definitions

Other than as specified above, words and expressions defined in the Act, have the same meanings when used herein. The division of this by-law into Articles, sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, joint venture, governmental or regulatory entity, and a natural person in such person’s capacity as trustee, executor, administrator or other legal representative. The words “including”, “includes” and “include” means “including (or includes or include) without limitation”

1.3	Conflict with Unanimous Shareholder Agreement

If there is any conflict or inconsistency between any provision of a Unanimous Shareholder Agreement and any provision of this by-law, the provision of such Unanimous Shareholder Agreement will govern.

SECTION 2 - GENERAL BUSINESS

2.1	Corporate Seal

The Corporation may, but need not, adopt a corporate seal and, if one is adopted, it may be changed from time to time by the Board.

2.2	Financial Year

The Board may, by resolution, fix the financial year-end of the Corporation and may from time to time, by resolution, change the financial year-end of the Corporation.

2.3	Execution of Instruments

(1) Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation, (i) by any Director or officer of the Corporation (unless otherwise determined by the Board) or (ii) by any other person or persons authorized by the Board from time to time (each person referred to in (i) and (ii) is an “Authorized Signatory”). Voting rights for securities held by the Corporation may be exercised on behalf of the Corporation by any one Authorized Signatory.

(2) The Secretary, or any other officer or any Director, may sign certificates and similar instruments (other than share certificates) on the Corporation’s behalf with respect to any factual matters relating to the Corporation’s business and affairs, including, without limitation, certificates verifying copies of the Articles, By-laws, resolutions and minutes of meetings of the Corporation. Any signing officer may affix the corporate seal to any instrument requiring the same.

(3) The signature of any person authorized to sign on behalf of the Corporation may, if specifically authorized by resolution of the Board, be written, printed, stamped, engraved, lithographed or otherwise mechanically reproduced or may be an electronic signature. Anything so signed shall be as valid as if it had been signed manually, even if that person has ceased to hold office when anything so signed is issued or delivered, until revoked by resolution of the Board.

2.4	Banking Arrangements

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies, credit unions or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe.

SECTION 3 - BORROWING AND SECURITY

3.1	Borrowing Power

(1) Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the Articles and any Unanimous Shareholder Agreement, the Board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other debt obligations or guarantees of the Corporation, whether secured or unsecured;

(c)	give, directly or indirectly, financial assistance to any person by means of a loan, a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person, or otherwise; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including, without limitation, accounts, rights, powers, franchises and undertakings to secure any such bonds, debentures, notes or other debt obligations or guarantees or any other present or future indebtedness, liability or obligation of the Corporation.

(2) Nothing in Section 3.1(1) limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.2	Delegation

Subject to the Act, the Articles and any Unanimous Shareholder Agreement, the Board may from time to time delegate to a committee of the Board, a Director or an officer of the Corporation or any other person as may be designated by the Board all or any of the powers conferred on the Board by Section 3.1 or by the Act to such extent and in such manner as the Board may determine at the time of such delegation.

SECTION 4 - DIRECTORS

4.1	Duties of Directors

The Board shall manage or supervise the management of the business and affairs of the Corporation.

4.2	Number of Directors

Until changed in accordance with the Act, the Board shall consist of not fewer than the minimum number and not more than the maximum number of Directors as set out in the Articles. No decrease in the number of Directors will shorten the term of an incumbent Director. Where the number of Directors has not been determined as provided in this section, the number of Directors is the number of Directors holding office immediately following the most recent election or appointment of Directors, whether at an annual or special meeting of shareholders, or by the Directors pursuant to the Act.

4.3	Election and Term

(1) Directors shall be elected by the shareholders at the first meeting of shareholders after the effective date of this by-law and at each succeeding annual meeting at which an election of Directors is required, and shall hold office until the next annual meeting of shareholders or, if elected for an expressly stated term, for a term expiring not later than the close of the third annual meeting of shareholders following the election.

(2) If an election of Directors is not held at the proper time, the incumbent Directors shall continue in office until their successors are elected.

4.4	Ceasing to Hold Office

A Director ceases to hold office when:

(a)	such person dies;

(b)	such person is removed from office by the shareholders in accordance with the Act;

(c)	such person ceases to be qualified for election as a Director; or

(d)	such person’s written resignation is received by the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

4.5	Action by the Board

(1) Subject to any Unanimous Shareholder Agreement, the Board shall exercise its powers by or pursuant to a By-law or resolution either by the signatures of all the Directors then in office, if constituting a quorum or passed at a meeting of the Directors at which a quorum is present.

(2) Where there is a vacancy in the Board, the remaining Directors may exercise all the powers of the Board so long as a quorum remains in office.

4.6	Remuneration and Expenses

Subject to any Unanimous Shareholder Agreement, the Directors shall be paid such remuneration for their services as the Board may from time to time determine. The Directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending Directors meetings, committee meetings and shareholders meetings and in the performance of other duties of Directors of the Corporation. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION 5 - MEETINGS OF DIRECTORS

5.1	Meeting by Telephone or Electronic Facilities

If all the Directors consent thereto generally or in respect of a particular meeting, a Director may participate in a meeting of the Board or of a committee of the Board by means of such telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and a Director participating in such a meeting by such means shall be deemed to be present at such meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and of committees of the Board.

5.2	Place of Meetings

Meetings of Directors may be held at any place in or outside Canada.

5.3	Calling of Meetings

Meetings of the Board shall be held from time to time at such time and at such place as the Board, the Chair, the Chief Executive Officer or any two Directors may determine.

5.4	Notice of Meeting

(1) Notice of the time and place of each meeting of the Board shall be given in the manner provided in Section 12 to each Director:

(a)	not less than 48 hours before the time when the meeting is to be held if the notice is mailed; or

(b)	not less than 24 hours before the time the meeting is to be held if the notice is given personally, is delivered or sent by any means of transmitted or recorded communication.

(2) A notice of a meeting of Directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business or the general nature thereof to be specified.

(3) The accidental omission to give notice of any meeting of Directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

5.5	Waiver of Notice

A Director may in any manner or at any time waive notice of or otherwise consent to a meeting of the Board. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of that meeting except where a Director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been properly called. Waiver of any notice of a meeting of Directors cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

5.6	First Meeting of New Board

As long as a quorum of Directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

5.7	Adjourned Meeting

Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

5.8	Regular Meetings

The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each Director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

5.9	Chairperson and Secretary

The chairperson of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a Director and is present at the meeting: Chair; Chief Executive Officer; or President. If no such officer is present, the Directors present shall choose one of their number to be chairperson. The Secretary shall act as secretary of any meeting of the Board, and, if the Secretary is absent, the chairperson of the meeting shall appoint a person who need not be a Director to act as secretary of the meeting.

5.10	Quorum

Subject to any Unanimous Shareholder Agreement, a majority of the Directors or such greater or lesser number as the Directors may determine from time to time constitutes a quorum at a meeting of the Board. Notwithstanding any vacancy among the Directors, a quorum of Directors may exercise all the powers of the Directors.

5.11	Votes to Govern

(1) At all meetings of the Board, every question shall, subject to any Unanimous Shareholder Agreement, be decided by a majority of the votes cast on the question.

(2) Unless a ballot is demanded, an entry in the minutes of a meeting to the effect that the chairperson of the meeting declared a resolution to be carried or defended is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

5.12	Casting Vote

In case of an equality of votes at a meeting of the Board, the chairperson of the meeting shall, subject to any Unanimous Shareholder Agreement, not be entitled to a second or casting vote.

5.13	Resolution in Lieu of Meeting

A resolution in writing, signed by all the Directors entitled to vote on that resolution at a meeting of Directors, is as valid as if it had been passed at a meeting of Directors.

SECTION 6 - COMMITTEES

6.1	Committees of the Board

The Directors may appoint from their number one or more committees and delegate to such committees any of the powers of the Directors except those powers that, under the Act, a committee of the Board has no authority to exercise.

6.2	Proceedings

Meetings of committees of the Board may be held at any place in or outside Canada. At all meetings of committees, every question shall be decided by a majority of the votes cast on the question. Unless otherwise determined by the Directors, each committee of the Board may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; (iv) selecting a chairperson for a meeting; and (v) determining whether the chairperson will have a deciding vote in the event there is an equality of votes cast on a question.

Subject to a committee of the Board establishing rules and procedures to regulate its meetings, Section 5.1 to Section 5.13 inclusive apply to committees of the Board, with such changes as are necessary.

SECTION 7 - OFFICERS

7.1	Appointment

Subject to any Unanimous Shareholder Agreement, the Board may from time to time designate the offices of the Corporation and from time to time appoint a Chair, Chief Executive Officer, President, one or more vice-presidents (to which title may be added words indicating seniority or function), a Chief Financial Officer, a Secretary, a Treasurer and such other officers as the Board may determine, including, without limitation, one or more assistants to any of the officers so appointed. One person may hold more than one office. The Board may specify the duties of and, in accordance with these By-laws and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation.

7.2	Chair

The Board may from time to time appoint a Chair who shall be a Director. The Chair shall have such powers and duties as the Board may specify.

7.3	Powers and Duties of Officers

The powers and duties of all officers shall be such as the terms of their engagement call for or as the Board or (except for those whose powers and duties are to be specified only by the Board) the Chief Executive Officer may specify. The Board and (except as aforesaid) the Chief Executive Officer may, from time to time and subject to the provisions of the Act and any Unanimous Shareholder Agreement, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the Chief Executive Officer otherwise directs.

7.4	Term of Office

Subject to any Unanimous Shareholder Agreement, the Board, in its discretion, may remove any officer of the Corporation. Otherwise, each officer appointed by the Board shall hold office until such person’s successor is appointed or until such person’s earlier resignation. Such removal is without prejudice to the officer’s rights under any employment contract with the Corporation.

7.5	Agents and Attorneys

The Board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including, without limitation, the power to sub-delegate) of management, administration or otherwise as may be thought fit.

SECTION 8 - PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

8.1	Limitation of Liability

Every Director and officer of the Corporation in exercising such person’s powers and discharging such person’s duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no Director or officer shall be liable for the acts, omissions, receipts, failures, neglects or defaults of any other Director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense suffered or incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on such person’s part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of such person’s office or in relation thereto. Nothing herein shall relieve any Director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

8.2	Indemnity

The Corporation will indemnify to the fullest extent permitted by the Act (i) any Director or officer of the Corporation, (ii) any former director or officer of the Corporation, and (iii) any individual who acts or acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity. The Corporation is authorized to execute agreements in favour of any of the foregoing persons evidencing the terms of the indemnity. Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

8.3	Insurance

Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of any individual referred to in Section 8.2 against such liabilities and in such amounts as the Board may from time to time determine.

SECTION 9 - SECURITIES

9.1	Options or Rights

Subject to the Act, the Articles and any Unanimous Shareholder Agreement, the Board may from time to time issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, except that no share shall be issued until it is fully paid as provided by the Act.

9.2	Commissions

The Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of such person’s purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

9.3	Securities Register

The Corporation shall prepare and maintain, at its registered office or, subject to the Act, at any other place designated by the Board, a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities:

(a)	the names, alphabetically arranged, of each person who:

(i)	is or has been registered as a shareholder of the Corporation, the latest known address including, without limitation, the street and number, if any, of every such person while a holder, and the number and class of shares registered in the name of such holder; or

(ii)	is or has been registered as a holder of debt obligations of the Corporation, the latest known address including, without limitation, the street and number, if any, of every such person while a holder, and the class or series and principal amount of the debt obligations registered in the name of such holder; and

(b)	the date and particulars of the issue and transfer of each security.

9.4	Registration of Transfers

Subject to the Act, no transfer of a share shall be registered in a securities register except on (i) presentation of the certificate representing the share with an endorsement which complies with the Act made on or delivered with it duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the Board may from time to time prescribe, (ii) payment of all applicable taxes and any reasonable fees prescribed by the Board, and (iii) compliance with the restrictions on issue, transfer or ownership authorized by the Articles or any Unanimous Shareholder Agreement. If no security certificate has been issued by the Corporation in respect of a security issued by the Corporation, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors may require.

9.5	Transfer Agents and Registrars

The Board may from time to time, in respect of each class of securities issued by it, appoint one or more trustees, transfer or other agents to keep the securities register and a registrar, trustee or agent to maintain a central securities register of issued security certificates and may appoint one or more persons or agents to keep branch registers, and, subject to the Act, one person may be appointed to keep the securities register and the records of issued security certificates. Such a person may be designated as transfer agent or registrar according to its functions, and one person may be designated both registrar and transfer agent. The Board may at any time terminate such appointment.

9.6	Non-recognition of Trusts

Subject to the Act, the Corporation may treat the registered holder of any security as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of an owner of the security.

9.7	Security Certificates

(1) Every holder of one or more securities of the Corporation shall be entitled, at such person’s option, to a security certificate, or to a non-transferable written certificate of acknowledgement of such person’s right to obtain a security certificate, stating the number and class or series of shares held by such person as shown on the securities register. The certificates shall be in such form as the Board may from time to time approve and need not be under the corporate seal. Unless otherwise ordered by the Board, any such certificate shall be signed by at least one of the following persons, or the signature shall be printed or otherwise mechanically reproduced on the certificate:

(a)	a Director or officer of the Corporation;

(b)	a registrar, transfer agent or branch transfer agent of the Corporation, or an individual on their behalf; and

(c)	a trustee who certifies it in accordance with a trust indenture.

(2) Unless the Board otherwise determines, certificates in respect of which a transfer agent or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent or registrar.

(3) Signatures of signing officers may be printed or mechanically reproduced in facsimile upon security certificates and every such facsimile shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A security certificate executed as aforesaid shall be valid notwithstanding that the person has ceased to be a Director or an officer of the Corporation.

9.8	Replacement of Security Certificates

The Board may in its discretion (or any officer or agent designated by the Board may in such person’s discretion) direct the issue of a new share or other such certificate in lieu of and on cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, apparently destroyed or wrongfully taken, on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

9.9	Joint Holders

If two or more persons are registered as joint holders of any security, the Corporation shall not be bound to issue more than one certificate in respect of that security, and delivery of such certificate to one of those persons shall be sufficient delivery to all of them. Any one of those persons may give effectual receipts for the certificate issued in respect of it or for any dividend, interest, bonus, return of capital or other money payable or warrant issuable in respect of that security.

9.10	Deceased Holders

In the event of the death of a holder, or of one of the joint holders of any security, the Corporation shall not be required to make any entry in the securities register in respect of the death or to make any dividend, interest or other payments in respect of the security except on production of all such documents as may be required by law.

SECTION 10 - PAYMENTS

10.1	Payment of Dividends and Other Distributions

Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the Directors may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the Directors in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

10.2	Non-Receipt of Payment

In the event of non-receipt of any payment made as contemplated by Section 10.1 by the person to whom it is sent, the Corporation may issue re-payment to such person for a like amount. The Directors may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.

10.3	Unclaimed Dividends

To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of two years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

SECTION 11 - MEETINGS OF SHAREHOLDERS

11.1	Annual Meetings

The annual meeting of shareholders shall be held at such time in each year and, subject to Section 11.4, at such place as the Board may from time to time determine, for the purpose of considering the minutes of an earlier meeting, considering the financial statements and reports required by the Act to be placed before the annual meeting, electing Directors, appointing or waiving the appointment of an auditor, fixing or authorizing the Directors to fix the remuneration payable to any such auditor and for the transaction of such other business as may properly be brought before the meeting.

11.2	Special Meetings

The Board shall have power to call a special meeting of shareholders at any time.

11.3	Meeting Held by Electronic Means

(1) Any person entitled to attend a meeting of shareholders may vote and otherwise participate in the meeting by means of a telephonic, electronic or other communication facility made available by the Corporation that permits all participants to communicate adequately with each other during the meeting. A person participating in a meeting of shareholders by such means is deemed to be present at the meeting.

(2) Directors who call (but not shareholders who requisition) a meeting of shareholders may determine that:

(a)	the meeting shall be held, in accordance with the regulations, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting; and

(b)	any vote shall be held, in accordance with the regulations, entirely by means of a telephone, electronic or other communication facility that the corporation has made available for that purpose.

(3) Any vote at a meeting of shareholders may be carried out by means of a telephonic, electronic or other communication facility, if the facility:

(a)	enables the votes to be gathered in a manner that permits their subsequent verification; and

(b)	permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

11.4	Place of Meetings

Meetings of shareholders shall be held at any place in Canada as the Directors determine.

11.5	Notice of Meetings

Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 12, in the case of a distributing corporation, not less than 21 days and, in the case of any other corporation, not less than 10 days, but in either case, not more than 60 days before the date of the meeting to each Director, to any auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to receive notice of or vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the minutes of an earlier meeting, financial statements and auditor’s report, election of Directors and reappointment of the incumbent auditor or fixing or authorizing the Directors to fix the remuneration payable to such auditor shall state or be accompanied by a statement of:

(a)	the nature of the business in sufficient detail to permit the shareholders to form a reasoned judgment on it; and

(b)	the text of any special resolution to be submitted to the meeting.

11.6	List of Shareholders Entitled to Notice

For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to Section 11.7, the shareholders listed shall be those registered at the close of business on that record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such a meeting shall be deemed to be a list of shareholders.

11.7	Record Date for Notice

The Board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days, as a record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than seven days before the record date, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada and the United States of America where it has a transfer agent or where a transfer of the Corporation’s shares may be recorded, and, where applicable, by written notice to each stock exchange in Canada and the United States of America on which the Corporation’s shares are listed for trading unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register of the Corporation at the close of business on the day the Directors fix the record date. If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held.

11.8	Waiver of Notice

A shareholder, a proxyholder, a Director or the auditor and any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders, any irregularity in a notice of meeting of shareholders or any irregularity in a meeting of shareholders. Such waiver may be waived in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of shareholders cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

11.9	Meetings Without Notice

(1) A meeting of shareholders may be held without notice at any time and place permitted by the Act if:

(a)	all the shareholders entitled to vote at the meeting are present in person or duly represented or if those not present or represented waive notice of or otherwise consent to the meeting being held; and

(b)	the auditor and the Directors are present or waive notice of or otherwise consent to the meeting being held,

so long as the shareholders, auditor or Directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

(2) At a meeting held under Section 11.9(1), any business may be transacted which the Corporation may transact at a meeting of shareholders.

11.10	Chairperson, Secretary and Scrutineers

The chairperson of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: Chair; Chief Executive Officer; President; or a Vice-President who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose a Director who is present, or a shareholder who is present, to be chairperson. The Secretary, if any, will act as Secretary at meetings of shareholders. If a Secretary has not been appointed or if the Secretary is absent, the chairperson shall appoint some person, who need not be a shareholder, to act as Secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairperson with the consent of the meeting.

11.11	Persons Entitled to be Present

The only persons entitled to be present at a meeting of the shareholders shall be those entitled to attend or vote at the meeting, the Directors, officers, auditor, legal counsel of the Corporation and others who, although not entitled to attend or vote, are entitled or required under any provision of the Act, the Articles, By-laws or Unanimous Shareholder Agreement to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

11.12	Quorum

Subject to any Unanimous Shareholder Agreement, a quorum of shareholders is present at a meeting of shareholders irrespective of the number of persons actually present at the meeting, if the holders of at least 25% of the shares entitled to vote at the meeting are present in person or represented by proxy, and at least two persons entitled to vote at the meeting are actually present at the meeting or represented by proxy. A quorum need not be present throughout the meeting provided that a quorum is present at the opening of the meeting. If a quorum is not present at the time appointed for the meeting or within a reasonable time after that the shareholders may determine, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

11.13	Right to Vote

Every person named in the list referred to in Section 11.6 shall be entitled to vote the shares shown on the list opposite such person’s name at the meeting to which the list relates.

11.14	Proxyholders and Representatives

Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, as such person’s nominee to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing or electronic signature executed by the shareholder or such person’s attorney and shall conform with the requirements of the Act and other applicable law and will be in such form as the Directors may approve from time to time or such other form as may be acceptable to the chairperson of the meeting at which the instrument of proxy is to be used. Alternatively, every shareholder which is a body corporate or other legal entity may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and that individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of the resolution, or a certified copy of an extract from the By-laws of the body corporate or association, authorizing the representative to represent the body corporate or other legal entity, or in such other manner as may be satisfactory to the Secretary or the chairperson of the meeting. Any such proxyholder or representative need not be a shareholder. The proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

11.15	Time for Deposit of Proxies

The Board may fix a time not exceeding 48 hours, excluding non-business days, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at the meeting must be deposited with the Corporation or its agent, and any time so fixed shall be specified in the notice calling the meeting. A proxy shall be acted on only if, before the time so specified, it has been deposited with the Corporation or its agent specified in the notice or if, no such time having been specified in the notice, it has been received by the Secretary or by the chairperson of the meeting before the time of voting.

11.16	Joint Shareholders

If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares, but, if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

11.17	Votes to Govern

At any meeting of shareholders, every question shall, unless otherwise required by the Articles, By-laws, any Unanimous Shareholder Agreement or by law, be determined by a majority of the votes cast on the question.

11.18	Casting Vote

In case of an equality of votes at any meeting of shareholders either on a show of hands or on a poll, the chairperson of the meeting shall not, subject to any Unanimous Shareholder Agreement, be entitled to a second or casting vote.

11.19	Procedure

The chairperson of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chairperson’s decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, shall be conclusive and binding upon the meeting of shareholders.

11.20	Show of Hands

Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot is required or demanded as provided. On a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands has been taken on a question, unless a ballot is demanded, an entry in the minutes of a meeting of shareholders to the effect that the chairperson declared a resolution to be carried or defeated is, in the absence of proof to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.21	Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken on it, the chairperson may require a ballot or any person who is present and entitled to vote on the question at the meeting may demand a ballot. The requirement or demand for a ballot may be made either before or after any vote on the question by a show of hands. A ballot so required or demanded shall be taken in such manner as the chairperson shall direct. A requirement or demand for a ballot may be withdrawn at any time before the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which such person is entitled to vote at the meeting on the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders on the question.

11.22	Adjournment

The chairperson at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it will not be necessary to give notice of the adjourned meeting, other than by announcement at the original meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting. Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. Any business may be considered and transacted at any adjourned meeting which might have been considered and transacted at the original meeting of shareholders.

11.23	Resolution in Lieu of Meeting

A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless, in accordance with the Act:

(a)	in the case of the resignation or removal of a Director, or the appointment or election of another person to fill the place of that Director, a written statement is submitted to the Corporation by the Director giving the reasons for such person’s resignation or the reasons why such person opposes any proposed action or resolution for the purpose of removing such person from office or the election of another person to fill the office of that Director; or

(b)	in the case of the removal or resignation of an auditor, or the appointment or election of another person to fill the office of auditor, representations in writing are made to the Corporation by that auditor concerning its proposed removal, the appointment or election of another person to fill the office of auditor or its resignation.

11.24	Only One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

SECTION 12 - NOTICES

12.1	Method of Giving Notices

Any notice (which term includes, without limitation, any communication or document) to be given (which term includes, without limitation, sent, delivered or served) pursuant to the Act, the regulations, the Articles, the By-laws, any Unanimous Shareholder Agreement or otherwise to a shareholder, Director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if mailed to such person at such person’s recorded address by prepaid, ordinary or air mail, or if sent to such person at such person’s recorded address by means of any telephonic, electronic or other communication facility. A notice so delivered shall be deemed to have been given when it is delivered personally and a notice so mailed shall be deemed to have been given when deposited in a post office or public mailbox. A notice sent by any means of electronic or recorded telephonic communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency. The Secretary may change or cause to be changed the recorded address of any shareholder, Director, officer, auditor or member of a committee of the Board in accordance with any information believed by such person to be reliable.

12.2	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of those persons shall be sufficient notice to all of them.

12.3	Computation of Time

Where notice is required to be given under any provisions of the Articles or By-laws of the Corporation, or any time period or time limit for the doing of any other act is prescribed by the Articles or By-laws, the notice period or such other time period or time limit shall be determined in accordance with sections 26 to 30, inclusive, of the Interpretation Act (Canada), R.S.C. 1985, c. I-21, unless otherwise expressly provided in the Articles or By-laws.

12.4	Undelivered Notices

If any notice given to a shareholder pursuant to Section 12.1 is returned on two consecutive occasions because such shareholder cannot be found, the Corporation shall not be required to give any further notices to that shareholder until such person informs the Corporation in writing of such person’s new address.

12.5	Omissions and Errors

The accidental omission to give any notice to any shareholder, Director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance of the notice shall not invalidate any action taken at any meeting held pursuant to the notice or otherwise founded on it.

12.6	Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of the share which has been duly given to the shareholder from whom such person derives such person’s title to the share before such person’s name and address is entered on the securities register (whether the notice was given before or after the happening of the event on which such person became so entitled) and before such person furnished the Corporation with the proof of authority or evidence of such person’s entitlement prescribed by the Act.

12.7	Waiver of Notice

Any shareholder, proxyholder or other person entitled to notice of or attend a meeting of shareholders, Director, officer, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to such person under the Act, the regulations, the Articles, the By-laws, any Unanimous Shareholder Agreement or otherwise, and that waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of the notice, as the case may be. Any such waiver or abridgement shall be in writing, except a waiver of notice of a meeting of shareholders or of the Board or a committee of the Board, which may be given in any manner.

12.8	Electronic Documents

A requirement under these by-laws that a notice, document or other information be provided in writing may be satisfied by providing an electronic document and a requirement under these by-laws for a signature or that a document be executed, in relation to an electronic document, may be satisfied, in each case, if the requirements in the Act in respect thereof are met.

SECTION 13 - EFFECTIVE DATE

13.1	Effective Date

This by-law amends and restates By-Law No. 3 and shall come into force when made by the Board.

13.2	Paramountcy

In the event of any conflict between any provision of this by-law and any provision of any Unanimous Shareholder Agreement, the provision of the Unanimous Shareholder Agreement shall prevail to the extent of the conflict, and the Directors and the shareholders shall amend this by-law accordingly.

The foregoing by-law was amended and restated by the Directors of the Corporation on April 13, 2015, and was confirmed without variation by the shareholders of the Corporation on May 5, 2015.

/s/ Joseph A. Frasca
Corporate Secretary

BY-LAW NO. 4

A BY-LAW RELATING GENERALLY TO THE ADVANCE NOTICE REQUIREMENTS

FOR THE NOMINATION OF DIRECTORS OF SHOPIFY INC.,

A CANADIAN FEDERAL CORPORATION

BY-LAW NO. 4

A BY-LAW RELATING GENERALLY TO THE ADVANCE NOTICE REQUIREMENTS

FOR THE NOMINATION OF DIRECTORS OF SHOPIFY INC., A CANADIAN

FEDERAL CORPORATION

INTRODUCTION

The purpose of this Advance Notice By-Law (the “By-Law”) is to provide shareholders, directors and management of the Corporation with a clear framework for nominating directors. This By-Law fixes a deadline by which a shareholder of the Corporation must submit director nominations to the Corporation prior to any annual or special meeting of shareholders, and sets forth the information to be provided and other procedures to be followed, in respect of such nomination.

It is the position of the Corporation that this By-Law is in the best interests of the Corporation. This By-Law will be subject to amendment from time to time.

This By-Law shall become effective immediately upon the completion of an initial public offering of any of the Corporation’s equity securities.

SECTION 1 - NOMINATION OF DIRECTORS

Section 1.1    Only persons who are nominated in accordance with the procedures set out in this By-Law shall be eligible for election as directors to the board of directors (the “Board”) of the Corporation. Nominations of persons for election to the Board may only be made at an annual meeting of shareholders, or at a special meeting of shareholders called for any purpose which includes the election of directors to the Board, as follows:

(a)	by or at the direction of the Board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

(b)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Canada Business Corporations Act as amended from time to time (the “Act”) or a requisition of shareholders made in accordance with the provisions of the Act; or

(c)	by any person (a “Nominating Shareholder”), who: (A) is, at the close of business on the date of giving notice provided for in Section 1.3 below and on the record date for notice of such meeting, either entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) has given timely notice in proper written form as set forth in this By-Law.

Section 1.2    For the avoidance of doubt, the foregoing Section 1.1 shall be the exclusive means for any person to bring nominations for election to the Board at or in connection with any annual or special meeting of shareholders of the Corporation.

Section 1.3    For a nomination made by a Nominating Shareholder to be timely notice (a “Timely Notice”), the Nominating Shareholder’s notice must be in written form prepared in accordance with Section 1.4 and received by the corporate secretary of the Corporation at the principal executive offices of the Corporation:

(a)	in the case of an annual meeting of shareholders, not later than the close of business on the 30th day before the date of the meeting; provided, however, if the first public announcement made by the Corporation of the date of the annual meeting is less than 50 days prior to the meeting date (the “Notice Date”), not later than the close of business on the 10th day following the Notice Date; and

(b)	in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the Board, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting is made by the Corporation.

Section 1.4    To be in proper written form, a Nominating Shareholder’s notice to the corporate secretary must comply with this By-Law and:

(a)	disclose or include, as applicable, as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(i)	their name, age, business and residential address, principal occupation or employment for the past five years, and status as a “resident Canadian” (as such term is defined in the Act);

(ii)	their direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Corporation, including the number or principal amount and the date(s) on which such securities were acquired;

(iii)	any relationships, agreements, arrangements or understandings, including financial, compensation and indemnity related relationships, agreements, arrangements or understandings, between the Proposed Nominee or any Affiliates or Associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee and the Nominating Shareholder;

(iv)	any other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Act or Applicable Securities Laws; and

(v)	a duly completed personal information form in respect of the Proposed Nominee in the form prescribed from time to time by the principal stock exchange on which the securities of the Corporation are then listed for trading; and

(b)	disclose or include, as applicable, as to each Nominating Shareholder giving the notice:

(i)	their name, business and residential address;

(ii)	any direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Corporation, including the number or principal amount and the date(s) on which such securities were acquired;

(iii)	any relationships, agreements, arrangements or understandings, including financial, compensation and indemnity related relationships, agreements, arrangements or understandings, between the Nominating Shareholder or any Affiliates or Associates of, or any person or entity acting jointly or in concert with, the Nominating Shareholder and any Proposed Nominee;

(iv)	any proxy, contract, arrangement, agreement or understanding pursuant to which such person, or any of its Affiliates or Associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Corporation or the nomination of directors to the Board;

(v)	a representation and proof that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination;

(vi)	a representation as to whether such person intends to deliver a proxy circular and/or form of proxy to any shareholder of the Corporation in connection with such nomination or otherwise solicit proxies or votes from shareholders of the Corporation in support of such nomination; and

(vii)	any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Act or as required by Applicable Securities Laws.

Section 1.5    All information to be provided in a Timely Notice pursuant to Section 1.3 shall be provided as of the record date for determining shareholders entitled to vote at the meeting (if such date shall then have been publicly announced) and as of the date of such notice. The Nominating Shareholder shall update such information to the extent necessary so that it is true and correct as of the date that is ten (10) business days prior to the date of the meeting, or any adjournment or postponement thereof.

Section 1.6    Any notice, or other document or information required to be given to the corporate secretary pursuant to this By-Law may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the corporate secretary for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the corporate secretary at the address of the principal executive offices of the Corporation, email (at the address as aforesaid and provided that receipt of confirmation of such email has been received) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day in Ottawa, Ontario, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

Section 1.7    Additional Matters

(a)	The chair of any meeting of shareholders of the Corporation shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this By-Law, and if any proposed nomination is not in compliance with such provisions, may declare that such defective nomination shall not be considered at any meeting of shareholders.

(b)	Despite any other provision of this By-Law, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination of the Proposed Nominee, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(c)	The Board may, in its sole discretion, waive any requirement of this By-Law.

(d)	For the purposes of this By-Law,

“Affiliate” has the meaning given in National Instrument 45-106 – Prospectus and Registration Exemptions, as may be amended from time to time.

“Applicable Securities Laws” means (i) the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, the regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similarly regulatory authority of each province and territory of Canada and (ii) the applicable United States federal and state securities laws, including without limitation, the United States Securities Act of 1933, the United States Securities Exchange Act of 1934, each as amended from time to time, and the rules and regulations promulgated thereunder.

“Associate” has the meaning given in National Instrument 45-106 – Prospectus and Registration Exemptions, as may be amended from time to time.

“public announcement” means disclosure in a press release disseminated by the Corporation through a national news service in Canada, or in a document filed by the Corporation for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com or under its profile on the Electronic Data Gathering and Retrieval system available on the United States Securities and Exchange Commission’s website at www.sec.gov.

SECTION 2 - ANNUAL OR SPECIAL MEETINGS OF SHAREHOLDER

Section 2.1    No business may be transacted at an annual or special meeting of shareholders other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by any shareholder of the Corporation who complies with the proposal procedures set forth in Section 2.2 below.

Section 2.2    For business to be properly brought before a meeting by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation’s management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall also comply with the requirements of Section 1.

The foregoing By-Law was made by the directors of the Corporation on the 13th day of April, 2015, and was confirmed without variation by the shareholders of the Corporation on the 5th day of May, 2015.

/s/ Joseph A. Frasca
Corporate Secretary

BY-LAW NO. 5

A BY-LAW RELATING GENERALLY TO FORUM SELECTION OF SHOPIFY INC.,

A CANADIAN FEDERAL CORPORATION

BY-LAW NO. 5

A BY-LAW RELATING GENERALLY TO FORUM SELECTION OF SHOPIFY INC., A

CANADIAN FEDERAL CORPORATION (THE “CORPORATION”)

Unless the Corporation consents in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Ontario, Canada and the appellate Courts therefrom (or, failing such court, any other “court” as defined in the Canada Business Corporations Act, as amended from time to time (the “CBCA”) having jurisdiction and the appellate Courts therefrom), shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the CBCA or the Articles of Incorporation or the By-laws of the Corporation (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the “affairs” (as defined in the CBCA) of the Corporation. If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of Ontario (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (i) the personal jurisdiction of the provincial and federal Courts located within the Province of Ontario in connection with any action or proceeding brought in any such Court to enforce the preceding sentence and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder.

The foregoing by-law was made by the directors of the Corporation on the 13th day of April, 2015, and was confirmed without variation by the shareholders of the Corporation on the 5th day of May, 2015.

/s/ Joseph A. Frasca
Corporate Secretary